                                   Exhibit 2A
                                   ----------


FIRST BANKS, INC.

State or Other Place of Organization:         Missouri
------------------------------------

Principal Business:                           Bank Holding Company
------------------

Address of Principal Business:                135 North Meramec,
-----------------------------                 Clayton, Missouri 63105

Address of Principal Office:                  135 North Meramec,
---------------------------                   Clayton, Missouri 63105

Criminal Proceedings During Last 5 Years:     None
----------------------------------------

Civil Proceedings During Last 5 Years:        None
-------------------------------------